Exhibit 99.2

FOR IMMEDIATE RELEASE

PROS Holdings, Inc. Announces Stock Repurchase Program

Houston, Texas – August 25, 2008 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, today announced that its Board of Directors has authorized a stock repurchase program for up to $15 million of its common stock. The Company intends to use available cash to effect any stock repurchases. As of June 30, 2008, the Company had approximately 26.6 million shares of fully diluted common stock outstanding and $48.8 million in cash and cash equivalents.

“The decision to implement a stock repurchase program reflects the confidence of both our board of directors and management in the company’s value proposition,” said Bert Winemiller, Chairman and CEO. “We believe that the purchase of our own shares is a solid investment in the company and will add to shareholder value.”

Under the board-approved repurchase program, share purchases may be made from time to time in the open market or through privately negotiated transactions depending on market conditions, share price, trading volume and other factors, and such purchases, if any, will be made in accordance with applicable insider trading and other securities laws and regulations. These repurchases may be commenced or suspended at any time or from time to time without prior notice.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution and price optimization. By using our software products, our customers gain insight into their pricing strategies, identify detrimental pricing practices, optimize their pricing decision-making and improve their business processes and financial performance. PROS’ software products incorporate advanced pricing science, which includes operations research, forecasting and statistics. PROS’ high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with hundreds of simultaneous users and sub-second electronic transactions. PROS provides professional services to configure our software products to meet the specific pricing needs of each customer. PROS has implemented over 200 solutions across a range of industries in more than 40 countries. Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 300 employees, more than 100 with advanced degrees and 20 with Ph.D.s.

Forward-looking Statements

This news release may include forward-looking statements. Forward-looking statements are statements regarding future events or the future performance of PROS, and include statements regarding PROS’ proposed stock repurchase program and the anticipated benefits such program will provide to PROS and its stockholders. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: uncertainties regarding the price per share PROS may repurchase its common stock under the proposed stock repurchase program, price and volume fluctuations in PROS’ common stock and the stock markets generally. Additional information relating to the uncertainty affecting the PROS business are contained in PROS filings with the Securities and Exchange Commission. These forward-looking statements represent PROS expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

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Media Relations:

PROS Corporate Communications

CorpComm@prospricing.com

(713) 335-5197

Investor Relations:

PROS Holdings, Inc.

IR@prospricing.com

(713) 335-5879